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                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the inclusion in this Form 8-K of our reports dated May 29, 1998 on our audit of the consolidated financial statements of Aspen Technology, Inc. and subsidiaries and our audit of the supplemental consolidated financial statements of Aspen Technology, Inc. and subsidiaries.



                                                  ARTHUR ANDERSEN LLP